Dated 16th November 2004

Phillip Forsyth

and

Wako Logistics Group

EMPLOYMENT AGREEMENT

WAKO
LOGISTICS GROUP

This Agreement is made the 16th day of November, 2004.

BETWEEN

1. Wako Logistics Group Inc whose registered office is at 3606 Citibank Tower, 3 Garden Road, Central, Hong Kong (the "Employer"); and
2. Phillip Forsyth holder of Hong Kong Identity Card No [K764701 (8)] of

(the "Employee")

The Parties hereby agree as follows:-

1 **Position and Duties**

1.1 The Employee shall be employed in the position of Chief Operating Officer, WLG.

1.2 The duties of the Employee shall include the normal duties for which the Employee is engaged and any other duties which may be given to the Employee by his/her superior from time to time.

2 **Commencement Date**

The Employee shall be employed with effect from 14th February 2004 (the "Commencement Date").

3 **Probation**

There shall be no probation period.

4 **Responsibilities**

4.1 The Employee shall act at all times in accordance with the lawful and reasonable instructions of the Employer.

4.2 The Employee shall act at all times in a civil manner and shall be punctual, sober, conscientious and loyal in carrying out the Employee's duties.

4.3 During the continuance of this Agreement the Employee shall, unless prevented by ill heath, devote the whole of his/her time and attention and abilities to the business of the Employer and shall well and faithfully serve the Employer and do all such acts and things in the Employee's power to promote and develop the Employer's business.

5 **Salary**

5.1 The Employer shall pay the Employee a basic salary of HK$128,333 per month, payable in arrears on the 26th day of each month.

5.2 The salary shall be paid directly into the Employee's bank account, for which purpose the Employee shall provide the Employer with the account number.

5.3[The Employee's basic salary will be reviewed regularly under a formal review programme and any adjustment arising from the review will become payable as from the first day of the month following such review.

6 **Annual Bonuses**

6.1 Performance related bonuses will be agreed at the commencement of each financial year payable either in cash or stocks. Cash bonuses will be paid within 180 days of the end of each financial year.

6.2 No bonus will be paid if the employment is properly terminated by the Company due to summary dismissal as a result of the employee's serious misconduct.

7 **Working Hours**

7.1 The normal working hours are Monday to Friday from 9.00am to 6.00pm with a one hour and a half lunch break and 9.00am to 1.00pm on Saturdays.

7.2 The Employee may be required from time to time to work overtime outside the normal working hours if so requested by the Employer for no additional remuneration.

7.3 The Employer reserves the right to rearrange the Employee's working hours.

8 **Holiday**

The Employee will not normally be required to work on Saturday afternoons, Sundays and general public holidays as published in the Government Gazette.

9 **Annual Leave**

9.1 The Employee shall be entitled to 30 days paid leave for each 12 months' employment.

9.2 There will be no payment to the Employee in lieu of any unused leave entitlement (except in the case of termination of employment where the Employee is entitled to accrued, but unused leave).

9.3 Upon termination of the employment by the Employer or the Employee, the Employee shall be entitled to payment in lieu of accrued but unused leave on a pro rata basis provided that the Employer shall be entitled to make an appropriate

deduction where leave taken exceeds the amount of leave actually due to the Employee.

10 **Sick Leave**

The Employee shall notify the Employer promptly by telephone of any absence through sickness and shall produce evidence of such sickness satisfactory to the Employer.

11 **Unauthorised Absences**

Without prejudice to the other rights of the Employer, the Employer may deduct the equivalent amount of basic daily salary from the Employee's salary for every day of absence from employment without the prior permission of the Employer.

12 **Confidentiality**

12.1 The Employee shall not during his/her employment pursuant to this Agreement or at any time thereafter (otherwise than in the proper performance of any duties hereunder) without the consent in writing of the Employer being first obtained himself/herself use for his/her own account or divulge to any person, firm or company (and shall at all times use his/her best endeavours to prevent the publication or disclosure of) any information concerning the business, products, know-how, technology, accounts, finances, clients or customers of the Employer and upon termination of this Agreement the Employee shall forthwith surrender to the employer all original and copy documents, samples of other items relating to any matter aforesaid.

12.2 The Employee shall not during his employment pursuant to this Agreement or within 6 months thereafter directly or indirectly induce, entice or solicit or attempt to induce, entice or solicit:-

12.2.1 any employee of the Employer with whom the Employee has had personal dealing, during the course of his employment to leave such employment; or

12.2.2 the business (in competition with the Employer) of any person, firm or company which is or at any time during the period of employment hereunder has been a client or customer of the Employer.

13 **Termination of Employment**

The employment between you and the Company:-

13.1 shall be for a fixed term of 3 years and shall continue thereafter; and

13.2 may be terminated by giving three month's notice or wages in lieu of notice, either by the employee or the Company, such notice not to be given before the end of the first year.

13.3 Notwithstanding anything hereinbefore contained, the Employer may at any time terminate this Agreement without notice or payment in lieu:-

13.3.1 if the Employee, in relation to his/her employment:-

a) wilfully disobeys a lawful and reasonable order; or

b) misconducts himself such conduct being inconsistent with the due and faithful discharge of his/her duties; or

c) is guilty of fraud or dishonesty; or

d) is habitually neglectful of his/her duties; or

13.3.2 on any other ground on which the Employer would be entitled to terminate this Agreement without notice at common law.

14 Applicable Law

This Agreement shall be construed and governed by the laws of Hong Kong.

IN WITNESS whereof the parties have signed this Agreement the day and year first written above.

SIGNED BY
on behalf of the Employer
in the presence of

SIGNED BY the Employee
in the presence of